Exhibit 10.6

[Option Holder]

RedCloud Technologies Limited

RedCloud Holdings PLC

OPTION EXCHANGE AGREEMENT

5 New Street Square | London EC4A 3TW Tel +44 (0)20 7300 7000 Fax +44 (0)20 7300 7100 DX 41 London www.taylorwessing.com

THIS OPTION EXCHANGE AGREEMENT (“Agreement”) is made on	2024

BETWEEN:

(1)	[NAME] of [ADDRESS] (the “Option Holder”); and

(2)	REDCLOUD TECHNOLOGIES LIMITED registered in England and Wales with company number 08872820 whose registered office is at 50 Liverpool Street, London, England, EC2M 7PY (the “Company”); and

(3)	REDCLOUD HOLDINGS PLC a company incorporated in England and Wales with company number 15647424 whose registered office is at 50 Liverpool Street, London, United Kingdom, EC2M 7PY (the “Buyer”),

(the “Parties”).

BACKGROUND

(A)	The Option Holder is the holder of an option or options granted by the Company under the rules of the RedCloud Technologies Limited Share Option Plan (the “Plan”), the details of which are set out in Part A of the Schedule to this Agreement (the “Old Option”).

(B)	As part of a corporate reorganisation, the shareholders of the Company have exchanged their shares in the Company for the issue of shares in the Buyer, and the Company is now a subsidiary of the Buyer. Pursuant to rule 13 of the Plan, the Buyer would like to grant a new replacement option (the “New Option”) to the Option Holder provided that the Option Holder agrees to release the rights under the Old Option in consideration for the grant of the New Option.

(C)	It is intended that the New Option to be granted by this Agreement shall be granted on equivalent terms as a replacement option, in particular:

(i)	the total market value, immediately before the release, of the shares in the Company which were subject to the Old Option is equal to the total market value, immediately after the grant, of the shares in the Buyer in respect of which the New Option is granted; and

(ii)	the aggregate amount payable by the Option Holder for the acquisition of shares in the Buyer under the New Option is equal to the aggregate amount that would have been payable for the acquisition of shares in the Company under the Old Option.

(D)	For the avoidance of doubt, subject to the terms of this Agreement, the New Option is granted on the same terms as the Old Option and the exercise conditions applicable to the Old Option shall continue to apply. In particular, the Option Holder, if applicable and requested by the Buyer or any group company, shall sign an election under section 431 of the Income Tax (Earnings and Pensions) Act 2003 in respect of the shares acquired from the exercise of the New Option.

IT IS THEREFORE AGREED AS FOLLOWS:

1.	RELEASE OF OLD OPTION

1.1	The Option Holder hereby irrevocably and unconditionally releases the Company from all its obligations in respect of the Old Option and confirms that they have no right, title or interest in the Old Option and they shall not bring, commence, continue or prosecute any claim, legal action or proceeding under, in relation to, arising out of or in connection with the Old Option against the Company.

2.	GRANT OF NEW OPTION

2.1	The Buyer hereby grants to the Option Holder a New Option under the terms of the Plan so that the Option Holder has an option to acquire the number of shares in the Buyer at the exercise price per share as is set out in Part B of the Schedule to this Agreement.

2.2	The New Option shall be governed by the rules of the Plan with references in those rules to “the Company” being to the Buyer.

3.	CONSIDERATION

3.1	The Parties to this Agreement agree that the Old Option is consideration for the grant of the New Option and that the grant of the New Option is consideration for the release of the Old Option.

4.	GENERAL PROVISIONS

4.1	By entering into this Agreement, the Company acknowledges the releases and waivers given under this Agreement by the Option Holder.

4.2	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all the counterparts shall together constitute the same instrument. No counterpart shall be effective until each party has executed at least one counterpart.

4.3	This Agreement may be signed by electronic signature (whatever form the electronic signature takes) and this method of signature will be as conclusive of the intention to be bound by this Agreement as if signed by each party’s manuscript signature.

4.4	This Agreement shall be governed by and construed in accordance with the laws of England and Wales and each party agrees to submit to the exclusive jurisdiction of the courts of England and Wales.

4.5	No person who is not a party to this Agreement (other than any and all subsidiaries of the Company or the Buyer) shall have any right to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

4.6	The expression “subsidiary” (and related expressions) shall have the same meaning as in the Companies Act 2006.

This agreement has been entered into on the date stated at the beginning of it

SIGNED	)
by OPTION HOLDER	)

Acting by their attorney, Justin Fletcher, under a power of attorney granted by the Option Holder in favour of RedCloud Technologies Limited

SIGNED	)
by REDCLOUD TECHNOLOGIES	)
LIMITED acting by:	)

Director

SIGNED	)
by REDCLOUD HOLDINGS PLC	)
acting by:	)

Director

SCHEDULE

PART A

Details of Old Option

Date of Grant	[ ]
Number of shares in the Company	[ ]
Exercise Price	[£ ] OR [£ or £ depending on the tranche as set out in the Option Agreement for the Old Option]
Vesting	As set out in the Option Agreement for the Old Option

PART B

Details of New Option

Date of Grant	Date of this Agreement
Number of shares in the Buyer	[ ]
Exercise Price	[£ ] OR [£ or £ depending on the tranche as set out in the Option Agreement for the Old Option]
Vesting	As set out in the Option Agreement for the Old Option